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                                                                  EXHIBIT 23(b)


                          CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion of our report dated October 29, 1997, on the consolidated financial statements of Trigg Bancorp, Inc. and subsidiary, as of September 30, 1997 and for the year then ended in the Registration Statement on Form S-4 filed by National City Bancshares, Inc. and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



GEO. S. OLIVE & CO. LLC
Evansville, Indiana
April 30, 1998